Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 31, 1999, among (i) ATMI, Inc. ("Parent"), a Delaware corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined); (ii) Strip Acquisition Corp. ("Merger Sub"), a Delaware corporation all of whose capital stock is owned directly by Parent; and (iii) Advanced Chemical Systems International, Inc. (the "Company"), a Delaware corporation.

                                    RECITALS:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company, deeming it advisable and for the respective benefit of Parent, Merger Sub and the Company, and their stockholders, have approved the Merger (as hereinafter defined) of Merger Sub with and into the Company upon the terms and subject to the conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

                  WHEREAS, the Board of Directors of the Company has determined to recommend to all of the Company's stockholders that the Merger and this Agreement be approved; and

                  WHEREAS, Parent, Merger Sub and the Company intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code (as hereinafter defined) and the regulations promulgated thereunder; and

                  WHEREAS, Parent, Merger Sub and the Company intend that the Merger be accounted for as a pooling-of-interests for financial reporting and accounting purposes; and

                  WHEREAS, pursuant to the Merger, each outstanding share of the Company's (i) Common Stock, par value $0.01 per share (the "Company Common Stock"), (ii) Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), (iii) Series C1 Preferred Stock, par value $0.01 per share (the "Series C1 Preferred Stock"), (iv) Series C2 Preferred Stock, par value $0.01 per share (the "Series C2 Preferred Stock") and (v) Series C3 Preferred Stock, par value $0.01 per share (the "Series C3 Preferred Stock") shall be automatically converted into the right to receive the respective consideration specified in Section 2.7 upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, upon consummation of the Merger, the Company will be a wholly-owned subsidiary of Parent; and



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                  WHEREAS,  Parent,  Merger Sub and the  Company  desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Accounts Receivable"-- as defined in Section 4.9.

         "Affiliate Agreement"-- as defined in Section 6.1.

         "Affiliate Letters"-- as defined in Section 6.1.

         "Agreement"-- as defined in the first paragraph of this Agreement.

         "AMT" -- as defined in Section 2.7(f).

         "AMT Conversion" -- as defined in Section 2.7(f).

         "Average Closing Price"--the average closing price of a share of Parent Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day that is two (2) Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time).

         "Certificate of Merger"--as defined in Section 2.2.

         "Certificates"--as defined in Section 2.8(c).

         "Claim"--as defined in Section 11.5(a)

         "Closing"--as defined in Section 2.1(b).

         "Closing Date"--the date and time as of which the Closing actually takes place.

         "Code"--the Internal Revenue Code of 1986, as amended, or any successor law.

         "Commission"--the United States Securities and Exchange Commission.


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         "Common Stock Exchange Ratio"--as defined in Section 2.7(a)(v).

         "Company"--as defined in the first paragraph of this Agreement.

         "Company Capital Stock"--the Company Common Stock and Company Preferred Stock.

         "Company Common Stock"--as defined in the recitals to this Agreement.

         "Company Indemnitee"--as defined in Section 11.3.

         "Company Option"--as defined in Section 2.7(d).

         "Company Preferred Stock"--the Series A Preferred Stock, Series C1 Preferred Stock, Series C2 Preferred Stock and Series C3 Preferred Stock.

         "Company Stockholders"--the holders of the Company Common Stock and the Company Preferred Stock.

         "Confidentiality Agreement"--means the Confidentiality Agreement dated December 7, 1998 between the Company and Parent.

         "Continuing Employee"--as defined in Section 7.4(a).

         "Contract"--any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral and whether express or implied).

         "Copyrights"--as defined in Section 4.21(a).

         "Customers"--as defined in Section 4.32.

         "DGCL"--as defined in Section 2.1(a).

         "Disclosure Schedule"--the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement.

         "Dissenting Stockholders"--as defined in Section 2.7(c).

         "Effective Time"--as defined in Section 2.2.

         "Employee Benefit Plan"--as defined in Section 4.19(a).

         "Employment Agreement"--as defined in Section 8(i).


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         "Encumbrance"--any   mortgage,   charge,   claim,   community  property
interest,   condition,   equitable  interest,  lien,  option,  pledge,  security
interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

         "Environmental Claim"--any accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "Environmental, Health, and Safety Liabilities"--any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et

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seq.), the Resource  Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.),
the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "ERISA Affiliate"--as defined in Section 4.19(b).

         "Escrow Agent"--as defined in Section 2.8(i).

         "Escrow Agreement"--as defined in Section 2.8(i).

         "Escrow Amount"--(i) that number of shares of Parent Common Stock issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time plus the Koch Option Consideration multiplied by (ii) 0.10.

         "Escrow Fund"--as defined in Section 2.8(i).

         "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

         "Exchange Agent"--as defined in Section 2.8(a).

         "Exchange  Ratio"--with  respect to the Series A Preferred  Stock,  the
Series A Exchange  Ratio;  with  respect to the Series C1 Preferred  Stock,  the
Series C1 Exchange  Ratio;  with respect to the Series C2 Preferred  Stock,  the
Series C2 Exchange  Ratio;  with respect to the Series C3 Preferred  Stock,  the
Series C3 Exchange Ratio; and with respect to the Company Common Stock, the Common Stock Exchange Ratio.

         "Expiration Date"--as defined in Section 11.1(b).

         "Facilities"--any real property, leaseholds or other real property interests therein currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company thereon.

         "Financial Statements"--as defined in Section 4.5(a).

         "Form 10-K"-- as defined in Section 5.4(a).

         "Form 10-Q"-- as defined in Section 5.4(a).

         "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the Financial Statements were prepared.

         "Governmental Authority"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "Governmental   Permit"--any  license,   franchise,   permit  or  other
authorization of any Governmental Authority.

         "Hazardous Materials"--any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

         "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law.

         "Indemnitee"--as defined in Section 11.5(a).

         "Indemnitor"--as defined in Section 11.5(a).

         "Intellectual Property Assets" --as defined in Section 4.21(a).

         "Interim Financial Statements"--as defined in Section 4.5(a).

         "ISO"--as defined in Section 4.19(i).

         "Key Employees"--as defined in Section 4.15(a).

         "Koch" -- as defined in Section 2.7(e).

         "Koch Conversion" -- as defined in Section 2.7(e)

         "Koch Option Consideration" -- as defined in Section 2.7(h)

         "Koch Options" -- as defined in Section 2.7(h)

         "Law"--any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

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         "Lien"--any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Losses"--as defined in Section 11.2.

         "Marks"--as defined in Section 4.21(a).

         "Material Adverse Effect"--as defined in Section 4.7.

         "Merger"--as defined in Section 2.1(a).

         "Merger Sub"--as defined in the first paragraph of this Agreement.

         "Noncompetition Agreement" -- as defined in Section 8(m).

         "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Option Plan"--as defined in Section 2.7(d).

         "Order"--any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "Organizational Documents"--(a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all amendments to any of the foregoing.

         "Parent"--as defined in the first paragraph of this Agreement.

         "Parent Common Stock"--the Common Stock, $0.01 par value per share, of Parent.

         "Parent Indemnitee"--as defined in Section 11.2.

         "Parent SEC Reports"--as defined in Section 5.4.


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         "Parent  Shares"--the shares of Parent Common Stock to be issued to the
Company Stockholders in connection with the Merger.

         "Patents"--as defined in Section 4.21(a).

         "Pension Plan"--as defined in Section 4.19(f).

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "Pooling Rules"--as defined in Section 6.1.

         "Proceeding"--as defined in Section 4.13.

         "Products Liability"-- as defined in Section 4.36(b).

         "Proxy Statement"-- as defined in Section 5.4(a).

         "Registration Rights Agreement"--as defined in Section 7.3(a).

         "Related Person"--as defined in Section 4.23.

         "Release"--any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

         "Remedial Action"--all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

         "Returns"--as defined in Section 4.8(b).

         "Rule 145"--as defined in Section 6.1.

         "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

         "Securityholder Representative" -- as defined in Section 7.3(b).

         "Series A Exchange Ratio"--as defined in Section 2.7(a).

                                      - 8 -



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         "Series A Preferred Stock"--as defined in the recitals.

         "Series C1 Exchange Ratio"--as defined in Section 2.7(a).

         "Series C1 Preferred Stock"--as defined in the recitals.

         "Series C2 Exchange Ratio"--as defined in Section 2.7(a).

         "Series C2 Preferred Stock"--as defined in the recitals.

         "Series C3 Exchange Ratio"--as defined in Section 2.7(a).

         "Series C3 Preferred Stock"--as defined in the recitals.

         "Series C3 Preferred Stock Dividend Issuance" -- as defined in section 2.7(g).

         "Stockholder Representative"--as defined in Section 2.8(i).

         "Subsidiary"--with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

         "Surviving Corporation"--as defined in Section 2.1(a).

         "Systems"--as defined in Section 4.33.

         "Tax Authority"--as defined in Section 4.8(a).

         "Taxes"--as defined in Section 4.8(a).

         "Trade Secrets"--as defined in Section 4.21(a).

         "Trading Day"--means any day on which the Nasdaq National Market is open for business.

         "Transaction Documents"--means the Employment Agreement, Non-Competition Agreement, Registration Rights Agreement, the Escrow Agreement and the other agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement.

         "WARN"--as defined in Section 4.18(d).


                                      - 9 -



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         "Year 2000"--as defined in Section 4.33.

         "Year 2000 Compliance Plan" -- as defined in Section 4.33.

2.       THE MERGER; CLOSING

2.1      THE MERGER

         (a) Upon the terms set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (the "Merger"). Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Advanced Chemical Systems International, Inc."

         (b) The consummation of the Merger will take place on the date of execution and delivery of this Agreement at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "Closing"), unless another date, time or place is agreed to in writing by the Company, Merger Sub and Parent.

2.2      EFFECTIVE TIME

         As soon as practicable following the Closing, the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, and (ii) making all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as the Company, Merger Sub and Parent shall agree and shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

2.3      EFFECTS OF THE MERGER

         At and after the Effective Time, the Merger will have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4      CERTIFICATE  OF INCORPORATION OF SURVIVING CORPORATION

         Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or by applicable Law.

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2.5      BY-LAWS OF SURVIVING CORPORATION

         At the Effective Time, the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or in the certificate of incorporation of the Surviving Corporation or by applicable Law.

2.6      OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

         The officers of Merger Sub immediately prior to the Effective Time (which are set forth on Schedule 2.6 hereto) shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of Merger Sub immediately prior to the Effective Time (which are set forth on Schedule 2.6 hereto) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

2.7      CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or any holder thereof:

         (i) Series A Preferred Stock. Subject to the provisions of Sections 2.7(c), 2.8 and 2.9, each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time and not theretofore converted into Company Common Stock shall be converted into the right to receive that portion of a share of Parent Common Stock which is equal to $0.15 divided by the Average Closing Price (the "Series A Exchange Ratio").

         (ii) Series C1 Preferred Stock. Subject to the provisions of Sections 2.7(c), 2.8 and 2.9, each share of the Company's Series C1 Preferred Stock issued and outstanding immediately prior to the Effective Time and not theretofore converted into Company Common Stock shall be converted into the right to receive that portion of a share of Parent Common Stock which is equal to $1.47289034 divided by the Average Closing Price (the "Series C1 Exchange Ratio").

         (iii) Series C2 Preferred Stock. Subject to the provisions of Sections 2.7(c), 2.8 and 2.9, each share of the Company's Series C2 Preferred Stock issued and outstanding immediately prior to the Effective Time and not theretofore converted into Company Common Stock shall be converted into the right to receive that portion of a share of Parent Common Stock which is equal to $1.47289034 divided by the Average Closing Price (the "Series C2 Exchange Ratio").

         (iv) Series C3 Preferred Stock. Subject to the provisions of Sections 2.7(c), 2.8 and 2.9, each share of the Company's Series C3 Preferred Stock issued and out-

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         standing  immediately  prior to the Effective Time and not  theretofore converted into Company Common Stock shall be converted into the right to receive that portion of a share of Parent Common Stock which is equal to $1.47289034 divided by the Average Closing Price (the "Series C3 Exchange Ratio").

         (v) Company Common Stock. Subject to the provisions of Sections 2.7(c),
         2.8 and 2.9, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive that portion of a share of Parent Common Stock which is equal to $0.67989034 divided by the Average Closing Price (the "Common Stock Exchange Ratio").

         (vi) Unissued Shares. Each authorized but unissued share of Company Preferred Stock and Company Common Stock shall cease to exist without payment of any consideration therefor.

         (vii) Merger Sub's Common Stock. Each share of Merger Sub's Common Stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation.

         (b) Parent Common Stock. The aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.7(a) (which includes the conversion pursuant to Section 2.7(a) of any shares of Company Capital Stock resulting from the conversions and issuance referred to in Sections 2.7(e), (f) and (g)) and 2.7(h) shall not exceed the number of shares of Parent Common Stock obtained by dividing (i) 27,000,000 by (ii) the Average Closing Price.

         (c) Dissenters. Shares of Company Preferred Stock and shares of Company Common Stock owned by a holder who (i) shall not have voted in favor of the Merger, and (ii) shall have delivered to the Company a written notice of his intent to demand payment for his shares if the Merger is effectuated in the manner provided in Section 262 of the DGCL (collectively, the "Dissenting Stockholders") shall not be cancelled, extinguished and converted as provided above in this Section 2.7, but shall be entitled to receive such consideration as shall be provided in such section of the DGCL, except that shares of any Dissenting Stockholder who shall thereafter not perfect such holder's right to appraisal as provided in such section of the DGCL shall thereupon be deemed to have been cancelled, extinguished and converted, as of the Effective Time, into Parent Common Stock, as provided in clauses (i) through (v) of Section 2.7(a), as the case may be. The Company shall notify Parent and Merger Sub in writing of the details of the Dissenting Stockholders and the number of shares of Company Preferred Stock or shares of Company Common Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Stockholder without the prior written consent of Parent.

         (d) Stock Options. As of the Effective Time, each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Company Option") under the Advanced Chemical Systems International, Inc. 1997 Stock Option Plan (the "Option

Plan"), which Company Options are listed on Section 4.3 of the Disclosure Schedule, shall become fully vested pursuant to the terms of the Option Plan and shall constitute an option to purchase, on the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, the number of whole shares of Parent Common Stock which the holder of such Company Option would have been eligible to receive pursuant to Section 2.7(a)(v), had such Company Option then been fully vested prior to the effective time and such holder exercised such Company Option in full immediately prior to the Effective Time, rounded down to the nearest whole number of shares of Parent Common Stock, at a price per share equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent. As soon as practicable following the Effective Time, Parent will cause to be delivered to each holder of an outstanding Company Option an appropriate notice setting forth such holder's rights pursuant thereto and that such Company Option shall continue in effect on the same terms and conditions.

         (e) Conversion By Koch of Series C1 Preferred Stock. Koch Chemical Co. ("Koch"), a division of Koch Petroleum Group, L.P., shall have converted 4,865,808 of its shares of Series C1 Preferred Stock into shares of Company Common Stock (the "Koch Conversion") in accordance with the certificate of incorporation of the Company immediately prior to the Effective Time, which shares of Company Common Stock shall be converted into the right to receive shares of Parent Common Stock in accordance with Section 2.7(a)(v).

         (f) Conversion By AMT of Series C2 Preferred Stock. Advanced Materials Technologies Venture Partners Ltd., JHAM Limited Partnership and AMT Capital, Ltd. (collectively, "AMT") shall have converted an aggregate of 4,817,662 of their shares of Series C2 Preferred Stock into shares of Company Common Stock (the "AMT Conversion") in accordance with the certificate of incorporation of the Company immediately prior to the Effective Time, which shares of Company Common Stock shall be converted into the right to receive shares of Parent Common Stock in accordance with Section 2.7(a)(v).

         (g) Issuance of Series C3 Preferred Stock Dividend. An aggregate of 1,030,176 shares of Series C3 Preferred Stock which have accrued as dividends under Section A(1)(c)(iii) of Article Fourth of the certificate of incorporation of the Company, shall be issued (the "Series C3 Preferred Stock Dividend Issuance") to Advanced Materials Technologies Venture Partners Ltd., JHAM Limited Partnership and AMT Capital, Ltd. in accordance with the certificate of incorporation of the Company, which shares of Series C3 Preferred Stock shall be converted into the right to receive shares of Parent Common Stock in accordance with Section 2.7(a)(iv).

         (h) Transfer of Koch Option Agreement. Immediately prior to the Effective Time, Koch shall exchange all of its options to purchase shares of Series C1 Preferred Stock (the "Koch Options") under the Stock Option Agreement, dated October 3, 1997 between Koch and the Company, with Parent in return for the number of shares of Parent Common Stock which is equal to $1,828,323 divided by the Average Closing Price (the "Koch Option Consideration").

2.8      SURRENDER OF CERTIFICATES, ESCROW, ETC.

         (a) Exchange Agent. Parent or the transfer agent for the Parent Common Stock, or a bank or trust company designated by Parent prior to the Effective Time, shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Section 2, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.7 in exchange for (A) the issued and outstanding shares of Company Capital Stock and (B) the Koch Options and (ii) the cash to be paid in lieu of fractional shares pursuant to Section 2.9; provided that, on behalf of the Company Stockholders, Parent shall deposit into the Escrow Fund pursuant to Section 2.8(i) that number of shares of Parent Common Stock equal to the Escrow Amount out of (x) the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 2.7(a) upon conversion of all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and (y) the Koch Option Consideration. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under (q)
Section 2.7(a) by virtue of ownership of issued and outstanding shares of Company Capital Stock and (r) Section 2.7(h) as more fully specified in Section 2.8(i).

         (c)  Exchange  Procedures.  Promptly  after  the  Effective  Time,  the
Exchange Agent shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time evidenced outstanding shares of Company Preferred Stock or Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.7(a) and, if applicable, cash in lieu of fractional shares pursuant to Section 2.9 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate evidencing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 2.8(i)) to which such holder is entitled pursuant to Section 2.7(a) and 2.7(h), plus cash in lieu of fractional shares in accordance with Section 2.9, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, evidenced shares of Company Preferred Stock or Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Preferred Stock or Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.9.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 2.8(c). Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.8(e), and that the Person requesting such transfer will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Taxes have been paid or are not payable.

         (f) No  Liability.  Notwithstanding  anything  to the  contrary in this
Section 2.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (g) No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock or Koch Options in accordance with the terms hereof (including any cash paid in respect thereof in accordance with Section 2.9) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock or Koch Options, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.8.

         (h)  Lost,  Stolen  or  Destroyed   Certificates.   In  the  event  any
Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent may require, before issuing certificates in respect of the shares of Parent Common Stock evidenced thereby, such affidavits and indemnities and bonds in support thereof, as it may reasonably require with respect to such loss, theft or destruction.

         (i) Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to holders of shares of Company Capital Stock certificates for the full number of shares of Parent Common Stock provided for in Section 2.7(a), Parent shall deliver or cause to be delivered (A) to each such holder one or more certificates, registered in the name of such holder (subject to Section 2.8(e)), for a number of shares of Parent Common Stock equal to 90% of the aggregate number of shares of Parent Common Stock otherwise issuable to such holder pursuant to Section 2.7(a) and 2.7(h); and (B) to State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"), for deposit into the escrow fund (the "Escrow Fund") provided for in the escrow agreement in the form attached as Exhibit 2.8 hereto (the "Escrow Agreement"), to secure the indemnity obligations under Section 11.2, one or more certificates, registered in the name of the Escrow Agent, for a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to (x) Section 2.7(a) upon conversion of all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time and (y) Section 2.7(h) in exchange for the Koch Options, all of which will be held as part of the Escrow Fund and disposed of by the Escrow Agent in accordance with the provisions of the Escrow Agreement. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate the Parent Indemnitees as provided in Section 11. The Escrow Agreement is incorporated herein by reference and shall be considered part of this Agreement. By voting for or failing to dissent from the approval of this Agreement, each Company Stockholder automatically and without any further act or deed irrevocably agrees that:

                           (A) such  Company  Stockholder  accepts  and shall be
                  bound by the terms and provisions of the Escrow Agreement; and

                           (B) Peter  Walmsley (or his  successor as provided in
                  the Escrow Agreement) is appointed Stockholder Representative (the "Stockholder Representative") for purposes of the Escrow Agreement with all rights, powers and authority provided for in the Escrow Agreement and that any action taken by the Stockholder Representative pursuant to the Escrow Agreement shall be conclusive, valid, binding and enforceable with respect to each such Company Stockholder.

         (j) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock or Koch Options such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by Parent or the Exchange Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Capital Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

2.9      NO FRACTIONAL SHARES; MULTIPLE CERTIFICATES

         Notwithstanding any provision of this Agreement to the contrary, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of shares of Company Common Stock, Company Preferred Stock or Koch Options otherwise entitled to a fraction of a share of Parent Common Stock pursuant to the provisions of Section 2.7 shall be paid in cash in accordance with Section
2.8 an amount equal to such fraction multiplied by the Average Closing Price. No such holder shall be entitled to dividends or interest on or, except for the cash payment referred to in the preceding sentence, other rights in respect of any such fractional interest. If more than one Certificate shall be surrendered for the account of the same Company Stockholder, the number of whole shares of Parent Common Stock for which such Certificates shall be exchanged pursuant to
Section 2.8 shall be computed on the basis of the aggregate number of shares of Company Preferred Stock or Company Common Stock evidenced by such Certificates.

2.10     STOCK TRANSFER BOOKS

         At the close of business on the day prior to the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Preferred Stock or Company Common Stock shall thereafter be made on such stock transfer books.

2.11     TAX AND ACCOUNTING CONSEQUENCES

         It is intended by the parties hereto that the Merger shall (i) constitute a tax-free plan of reorganization within the meaning of Section 368 of the Code, and (ii) subject to applicable accounting standards, qualify for accounting treatment as a pooling-of-interests. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

3.       [Intentionally Omitted.]

4.       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub as follows:

4.1      ORGANIZATION AND GOOD STANDING

         (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company. The Company does not have, and has never had, any Subsidiaries.

         (b) The Company has delivered to Parent correct and complete copies of the Organizational Documents of the Company.

4.2      AUTHORITY; NO CONFLICT

         (a) The Company has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the authorization and approval, execution and delivery by the Company of the Transaction Documents to which it is a party, such Transaction Documents will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         (b) Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the stockholders of the Company, (C) any legal requirement or any Order, award, decision, settlement, process or ruling to which the Company or any of the assets or properties owned or used by the Company may be subject, or (D) any Governmental Permit, which is held by the Company or that otherwise relates to the business of, or any of the assets or properties owned or used by, the Company;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract to which the Company is a party or to which its assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Company or its assets or properties is subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by the Company.

4.3      CAPITALIZATION

         The authorized equity securities of the Company consist solely of 64,301,642 shares of common stock, $0.01 par value per share, of which 7,860,880 shares are issued and outstanding; 4,328,745 shares of Series A Preferred Stock, $0.01 par value per share, of which 4,328,745 shares are issued and outstanding; 16,000,000 shares of Series C1 Preferred Stock, $0.01 par value per share, of which 6,305,170 shares are issued and outstanding; 9,000,000 shares of Series C2 Preferred Stock, $0.01 par value per share, of which 8,584,809 shares are issued and outstanding; 20,000,000 shares of Series C3 Preferred Stock, $0.01 par value per share, of which 756,618 shares are issued and outstanding and of which 1,030,176 shares have accrued as dividends on the outstanding shares of Series C2 Preferred Stock for issuance pursuant to Section A(1)(c)(iii) of Article Fourth of the certificate of incorporation of the Company and shall be issued pursuant to Section 2.7(g). All of the outstanding equity securities of the Company have been duly authorized and validly issued and are (except as set forth in Section 4.3 of the Disclosure Schedule) fully paid and nonassessable.
Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all of the Company Stockholders and the number of shares of Company Common Stock and/or Company Preferred Stock owned, of record and beneficially, by each such Company Stockholder. Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all warrants, options or similar rights, including as to each holder thereof, the number of shares of Company Common Stock and/or Company Preferred Stock subject thereto and the exercisability, exercise price and termination date thereof. Section 4.3 of the Disclosure Schedule sets forth all outstanding securities of the Company, including but not limited to all debt securities, Company Common Stock, Company Preferred Stock, options, warrants, rights and all other securities convertible or exercisable into, or exchangeable for, Company capital stock. Except as listed on Section 4.3 of the Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any Company Stockholder is a party with respect to the transfer, voting or registration of the capital stock of the Company. Except as listed on Section 4.3 of the Disclosure Schedule, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other legal requirement. The Company does not own or have any Contract to acquire, any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any pre-emptive rights with respect to any security of the Company.

4.4      BOOKS AND RECORDS

         Except as disclosed in Section 4.4 of the Disclosure Schedule, the books of account and other records of the Company, all of which have been made available to Parent, are true, complete and correct. Except as disclosed in
Section 4.4 of the Disclosure Schedule, the minute books of the Company contain true, accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors, and committees of the board of directors of the Company. The stock books of the Company are true, complete and correct. At the Closing, all of such books and records will be in the possession of the Company.

4.5      FINANCIAL STATEMENTS

         (a) For purposes of this Agreement:  "Financial  Statements" shall mean
(i) the audited balance sheets of the Company as of December 31, 1997 and 1998, and the related income statements for the years then ended (including all footnotes thereto) and (ii) the unaudited balance sheet of the Company as of April 30, 1999 and the related income statement for the four months ended on such date (including all footnotes thereto) (the "Interim Financial Statements"). The Company has delivered to Parent true and complete copies of the Financial Statements.

         (b) The Financial Statements for the years ended December 31, 1997 and 1998 (i) have been prepared from the books and records of the Company in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company as of the date of the balance sheet included in the Financial Statements and the results of its operations for the period indicated. The Interim Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP on a basis consistent with the Financial Statements for the years ended December 31, 1997 and 1998, and (ii) fairly present the financial position of the Company as at the date of the balance sheet included therein and the results of its operations for the period indicated; provided, however, the Interim Financial Statements (x) are subject to normal year-end adjustments and
(y) do not include footnotes.

4.6      NO UNDISCLOSED LIABILITIES

         Except as set forth in Section 4.6 of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for (i) liabilities or obligations reflected or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, which will not, individually or in the aggregate, have a Material Adverse Effect on the Company and (iii) other liabilities and obligations expressly disclosed in this Agreement or the Disclosure Schedule.

4.7      NO MATERIAL ADVERSE CHANGE

         Since December 31, 1998, there has not been any material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company (except for differences in explicit line items on the unaudited balance sheet of the Company as of April 30, 1999 as compared to such line items on the audited balance sheet of the Company as of

December 31, 1998) and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on the Company.

4.8      TAXES

         (a) "Taxes" shall mean all taxes, charges, fees, Encumbrances, Liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "Tax Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         (b) (i) The Company has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax returns, reports and forms ("Returns") required to be filed by them; (ii) the information on such Returns is complete and accurate in all material respects; (iii) the Company has paid in full on a timely basis all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances for Taxes upon the assets or properties of the Company other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to the Company, and there are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company.

         (c) There are no outstanding Contracts or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes and, except as set forth in Section 4.8 of the Disclosure Schedule, the Company has not requested any extension of time within which to file any Return, which has not yet been filed.

         (d) (i) The Company has made provision for all Taxes payable by it and such provision is reflected on the Financial Statements with respect to any period covered thereby as to Taxes which are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to the Company for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third Person; (iv) all material elections with respect to Taxes made by the Company as of the date hereof are set forth in
Section 4.8 of the Disclosure Schedule; (v) there are no private letter rulings in respect of any Tax pending between the Company and any Tax Authority, or between any Controlling Stockholder and any Tax Authority, if such ruling would affect the Company; (vi) the Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a

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

combined, consolidated or unitary return of any Person; (vii) the Company is not liable for Taxes of any other Person, and the Company is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (viii) the Company is not, nor has been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code), during the applicable period specified in section 897(c)(1)(A)(ii) of the Code; (ix) the Company is not a "collapsible corporation" under Section 341 of the Code; (x) the Company is not a personal holding company within the meaning of Section 542 of the Code; (xi) the Company is not a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for Tax purposes; (xii) the Company has not agreed to nor is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (xiii) the Company is not a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; and (xiv) Section 4.8 of the Disclosure
Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by the Company, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company is subject to taxation in such jurisdiction.

4.9      ACCOUNTS RECEIVABLE

         All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Accounts Receivable are collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation, except for such Accounts Receivable, the failure of which to be collected will not have a Material Adverse Effect on the Company.

4.10     TITLE TO PROPERTIES; ENCUMBRANCES

         Section 4.10 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned or held by the Company. The Company does not own, and has not owned, any real property. The Company has delivered or made available to Parent true, correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property. Except as set forth in
Section 4.10 of the Disclosure Schedule, the Company has good title to all of the material assets and properties, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). The Company has a valid leasehold, license or other interest in all of the other tangible assets or properties, real or personal, which are used in the operation of its business. Except as set forth in Section 4.10 of the Disclosure Schedule, all assets and properties owned, leased or used by the Company are free and clear of all Encumbrances, except for (a) liens for current Taxes not yet due, (b) workmen's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or impairs the operations of the Company, (c) Encumbrances disclosed in the Financial Statements, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning Laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

4.11     CONDITION AND SUFFICIENCY OF ASSETS

         Except as set forth in Section 4.11 of the Disclosure Schedule, the Facilities and other material assets and property owned or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities or other material property and assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other material assets and property owned or used by the Company are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

4.12     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) Except as set forth in Section 4.12 of the Disclosure Schedule, the Company is in compliance with all Laws, licenses and Orders affecting the assets or properties owned or used by the Company and the business or operations of the Company including federal, state, local and foreign: (i) Occupational Safety and Health Laws; (ii) securities laws, rules and regulations; and (iii) the Fair Credit Reporting Act and similar state, local and foreign laws, except for such non-compliance which would not have a Material Adverse Effect on the Company. The Company has not been charged with violating, nor to the knowledge of the Company, threatened with a charge of violating, nor is the Company under investigation with respect to a possible violation of, any provision of any federal, state, local or foreign Law, Order or administrative ruling, license or regulation relating to any of its assets or properties or any aspect of its business.

         (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 4.12 of the Disclosure Schedule is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

4.13     LEGAL PROCEEDINGS

         Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("Proceeding"):

                  (i) that has been commenced by or against the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; or

                  (ii)  that  challenges,   or  that  may  have  the  effect  of
preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         To the knowledge of the Company, no such Proceeding has been threatened. The Company has made available to Parent true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section 4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company.

4.14     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 4.14 of the Disclosure Schedule, since December 31, 1998, the Company has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

         (a) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock, other than the Series C3 Preferred Stock Dividend Issuance;

         (b) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise, other than the Koch Conversion and the AMT Conversion;

         (c) Encumbrance of its assets or properties;

         (d) payment or increase of any bonuses, salaries or other compensation to any stockholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

         (e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

         (f) damage to or destruction or loss of any asset or property, whether or not covered by insurance, or loss of any Customer, which could reasonably be expected to have a Material Adverse Effect on the Company;

         (g) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000 including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

         (h) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property;

         (i) cancellation, compromise, release or waiver of any debt, claim or right with a value to the Company in excess of $25,000;

         (j) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation or the net worth of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (k) discharge or satisfaction of any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

         (l) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

         (m) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

         (n) capital investment or expenditure or capital improvement, addition or betterment in amounts which exceed $25,000 in the aggregate;

         (o) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (p) except in the ordinary course of business consistent with past practice, commitment to provide services or goods for an indefinite period or a period of more than six (6) months;

         (q) change in the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements except as required by GAAP;

         (r) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

         (s) amendment or other modification of any of the Organizational Documents of the Company;

         (t) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements; or

         (u) agreement, whether oral or written, by the Company to do any of the foregoing.

4.15     CONTRACTS; NO DEFAULTS

         (a) Section 4.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Parent true, correct and complete copies, of:

                  (i) each Contract involving payments of at least $25,000 within one calendar year that involves performance of services or delivery of goods or materials by the Company;

                  (ii) each Contract involving payments of at least $25,000 within one calendar year that involves performance of services or delivery of goods or materials to the Company;

                  (iii) each  material   lease,   license  and  other  Contract
affecting any leasehold or other interest in any real or personal property;

                  (iv) each licensing agreement or other Contract with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any intellectual property;

                  (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                  (vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make a capital contribution;

                  (vii) each Contract to which the Company is a party containing covenants that in any way purport to restrict the business activity of the Company or any of the key employees of the Company (collectively, the "Key Employees") or limit the freedom of the

Company or any of the Key Employees to engage in any line of business or to compete with any Person or hire any Person;

                  (viii) each employment or consulting agreement between the Company and its employees and consultants;

                  (ix) each agreement between the Company and an officer or director of the Company or any affiliate of any of the foregoing;

                  (x) each power of attorney granted by the Company that is currently effective and outstanding;

                  (xi) each Contract for capital expenditures by the Company in excess of $25,000 within one calendar year;

                  (xii) each agreement of the Company under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), and each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (xiii) each agreement of the Company containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock;

                  (xiv) each stock purchase, merger or other agreement pursuant to which the Company acquired any material amount of assets, and all relevant documents and agreements delivered in connection therewith;

                  (xv) each agreement to which the Company is a party containing a change of control provision;

                  (xvi) each other agreement to which the Company is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company without penalty) or requiring payments by the Company of more than $25,000 per year; and

                  (xvii) each standard form of agreement pursuant to which the Company provides services or goods to Customers.

         (b) Except as set forth in Section 4.15(b) of the Disclosure Schedule, each Contract identified or required to be identified in Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of the Company, against the other parties thereto in accordance with its terms.

         (c) Except as set forth in Section 4.15(c) of the Disclosure Schedule:

                  (i) the Company is in full compliance with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets or properties owned or used by the Company is or was bound, except for such noncompliance that would not have a Material Adverse Effect on the Company;

                  (ii) to the knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has any rights is in full compliance with all applicable terms and requirements of such Contract; and

                  (iii) no event has occurred and, to the knowledge of the Company, no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract.

4.16     INSURANCE

         Section 4.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies, and there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies shall not terminate nor fail to continue in full force and effect as a result of the consummation of the Merger and the other transactions contemplated by this Agreement. True, correct and complete copies of all insurance policies listed in
Section 4.16 have been previously furnished to Parent.

4.17     ENVIRONMENTAL MATTERS

         (a) To the knowledge of the Company, the Company is in compliance with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company of all Governmental Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in Section 4.17(a) of the Disclosure Schedule, the Company has not received notice of, and, neither the Company, nor any predecessor of the Company is the subject of, any Environmental Claim or Remedial Action. To the knowledge of the Company, there are no circumstances or conditions related to the Company, the Company's operations or any of the Company's Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

         (b) There are no Environmental Claims that are pending or, to the knowledge of the Company, threatened against the Company, the Company's Facilities or against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

         (c) Neither the Company nor any other Person on behalf of the Company has (a) disposed of, transported or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials, (ii) any Facilities (except for transportation to any Facility to the extent that such Facility contained a site lawfully permitted to receive such Hazardous Materials); or (iii) any site which, pursuant to CERCLA or any similar state law, has been placed on the National Priorities List, CERCLIS or their state equivalents, and (b) the Company has not caused and is not causing, and, to the knowledge of the Company, there has not occurred or is presently occurring a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities.

         (d) Section 4.17 of the Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by the Company or its agents on its behalf, or undertaken by any Governmental Authority, or any third Person, relating to the Facilities; (b) the results of any groundwater, soil, air or asbestos monitoring undertaken by the Company or its agents on its behalf, or, to the knowledge of the Company, undertaken by any Governmental Authority or any third Person, relating to the Facilities; and (c) all written communications between the Company and any Governmental Authority arising under or related to Environmental Laws.

4.18     EMPLOYEES

         (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; base salary; bonus; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

         (b) No officer or Key Employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or Key Employee and, to the knowledge of the Company, any other Person that could adversely affect (i) the performance of his duties as an officer or employee of the Company, or (ii) the ability of the Company to conduct its business.

         (c) No Key Employee of the Company is bound by any agreement with any other Person that is violated or breached by such employee performing the services he is performing for the Company.

         (d) Except as listed on Section 4.18 of the Disclosure Schedule, the Company has not had a "Plant Closing" or a "Mass Layoff" within the meaning of the federal Workers Adjustment and Retraining Notification Act of 1988 ("WARN") and with respect to any such Plant Closing or Mass Layoff, the Company has complied in all respects with the requirements of WARN.

4.19     EMPLOYEE BENEFITS

         (a) Except as listed on Section 4.19(a) of the Disclosure Schedule, the Company does not maintain, have an obligation to contribute to or could have any liability with respect to any Employee Benefit Plan. "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company, which are now, or were within the past six years, maintained by the Company, or under which the Company has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

         The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iv) where applicable, the most recent
(A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

         (b) The Company does not have and has never had an ERISA Affiliate. "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of
Section 414(m) of the Code.

          (c) The Company does not maintain and has never maintained or contribute to or has ever contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan) and no facts exist under which the Company could incur any liability under Title IV of ERISA.

         (d) To the knowledge of the Company and to the extent that such matter could reasonably be expected to have a Material Adverse Effect on the Company, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged

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

in a transaction which could subject Parent, Merger Sub or the Company, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (e) Except as disclosed in Section 4.19(e) of the Disclosure Schedule, each Employee Benefit Plan which is a "welfare plan" within the meaning of
Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; the Company is not obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

         (f) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of the Company, there are no circumstances that are likely to result in revocation of any such favorable determination letter. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company and each ERISA Affiliate (i) shall have performed all obligations required to be performed by it under, and shall not be in default under or in violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to Parent by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

         (g) The Company has not received and is not aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and, to the knowledge of the Company, there are no facts that could give rise to any such Proceeding. To the knowledge of the Company, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

         (h) There are no complaints, charges or claims against the Company pending or, to the Company's knowledge, threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which the Company could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

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

         (i) Section 4.19(i) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company who holds (i) any option to purchase Company Capital Stock, together with the number of shares of Company Capital Stock subject to such option, the option price of such option (to the extent determinable), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Capital Stock that are restricted as a result of an agreement with the Company or the stock plan of the Company; and (iii) any other right, directly or indirectly, to receive Company Capital Stock or any other compensation based in whole or in part on the value of Company Capital Stock, together with the number of shares of Company Capital Stock subject to such right.

         (j) Section 4.19(j) of the Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers or employees of the Company; (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $25,000; (iii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans; and (iv) all officers and employees of the Company who have executed a non-competition agreement with the Company.

         (k) (i) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Company Stock; and (ii) except as set forth on Section 4.19(k) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of the Company or any Subsidiaries of the Company to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee or (C) result in any parachute payment under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered. The Company will take all actions within its control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan in order to effectuate the transaction contemplated by this Agreement shall comply with the terms of such Plan, ERISA and other applicable Laws. The Company will take all actions within its control to ensure that all actions required to be taken by a trustee of any Employee Benefit Plan that owns Company Stock shall have been duly authorized by the appropriate fiduciaries of such Plan and shall comply with the terms of such Plan, ERISA and other applicable Laws.

         (l) The Company maintains no Employee Benefit Plan covering non-U.S. employees.

         (m) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of the Company beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have

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

been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company or (v) benefits in the nature of severance pay.

         (n) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (o) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (p) The Company has not proposed, agreed to or announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

         (q) No Employee Benefit Plan provides for the payment of severance benefits. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any services for the Company.

4.20     LABOR RELATIONS

         Except as set forth in Section 4.20 of the Disclosure Schedule:

         (a) To the knowledge of the Company, no employee is considering terminating his or her employment with the Company.

         (b) No condition or state of facts or circumstances exists to the knowledge of the Company which are reasonably likely to have a Material Adverse Affect on the Company's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

         (c) The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

         (d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. Since January 1, 1996, the Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement and, to the knowledge of the Company, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

         (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the knowledge of the Company, been threatened.

         (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company.

         (g) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

         (h) To the knowledge of the Company, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

         (i) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

         (j) The Company has not received notice of the intent of any government body responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company and no such investigation is in progress.

         (k) The Company is not and, to the knowledge of the Company, no employee of the Company is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company.

         (l) The Company has paid all wages which are due and payable to each employee and each independent contractor.

4.21     INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets--As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names and Internet domain names and the goodwill associated therewith, and all registrations or applications therefor (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries under consideration for possible patenting (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "Copyrights"); and (iv) all trade secrets and other confidential information of a proprietary nature, whether tangible or intangible and whether or how stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "Trade Secrets"); owned, used or licensed by the Company as licensee or licensor. The Intellectual Property Assets are all those used in or material to the conduct of

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

the business of the Company as it is currently conducted or as proposed to be conducted. The Company owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens and without conflict with the rights of others, or licenses or otherwise possesses legally enforceable rights to each of the Intellectual Property Assets, and may transfer such rights as contemplated by this Agreement. Except as set forth on
Section 4.21(a) of the Disclosure Schedule, the Company has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets.

         (b) Agreements--Section 4.21(b) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound. Each license of Intellectual Property Assets listed in Section 4.21(b) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

         (c) Patents--(i) Section 4.21(c) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) the Company owns all right, title and interest in and to the Patents free and clear of all Encumbrances and Liens and without conflict with the rights of others, or has licenses or otherwise possesses legally enforceable rights under the Patents, and may transfer such rights as contemplated by this Agreement; (iii) all Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid; (iv) none of the Patents is infringed or has been challenged or threatened in any way by any Person, and none of the products or technology used, sold or licensed or proposed for use, sale or license by the Company infringes or is alleged to infringe any rights of any Person; and (v) all products covered by the Patents distributed by or with the authorization of the Company have been marked with appropriate patent notices.

         (d) Marks--(i) Section 4.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) the Company owns all right, title and interest in and to the Marks free and clear of all Encumbrances and Liens and without conflict with the rights of others, or has licenses or otherwise possesses legally enforceable rights to use the Marks, and may transfer such rights as contemplated by this Agreement; (iii) all Marks are valid and subsisting; (iv) none of the Marks is infringed or has been challenged or threatened in any way by any Person, and no claims exist against the use by the Company of any Marks used in the business of the Company as currently conducted or as proposed to be conducted; and (v) all materials published by the Company bearing its Marks have been marked with appropriate trademark and registration notices.

         (e) Copyrights--(i) Section 4.21(e) of the Disclosure Schedule contains a true, correct and complete list of all copyright registrations and applications; (ii) the Company owns all right, title and interest in and to each of the Copyrights free and clear of all Encumbrances and Liens and without conflict with the rights of others, or has licenses or otherwise possesses legally enforceable rights to use the Copyrights, and may transfer such rights as contemplated by this Agreement; (iii) all the Copyrights owned by the Company, whether or not registered, are valid and enforceable; (iv) none of the Copyrights is infringed or has been challenged or threatened in any way, and no claims exist against the use by the Company of any writings or other expressions used in the business of the Company as currently conducted or as proposed to be conducted; and (v) all works encompassed by the Copyrights published by the Company have been marked with appropriate copyright notices.

         (f) Trade Secrets--(i) The Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets; and (ii) the Company has good title and an absolute right to use its Trade Secrets and may transfer such rights as contemplated by this Agreement. To the knowledge of the Company, the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. None of the Trade Secrets is subject to any material adverse claim or has been challenged or threatened in any way.

4.22     CERTAIN PAYMENTS

         Neither the Company nor any stockholder, director, officer, agent or employee of the Company, or to the knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or
(iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

4.23     RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth in Section 4.23 or Section 4.15(a) of the Disclosure Schedule (or solely as a result of their role as described), no Person owning ten percent (10%) or more of the Company Capital Stock nor any affiliate, officer, director or employee of the Company, nor any spouse or child of any of them or any Person associated with any of them ("Related Person"), has any interest in any assets or properties used in or pertaining to the business of the Company. Except as set forth in Section 4.23 of the Disclosure Schedule, no Person owning ten percent (10%) or more of the Company Capital Stock nor any, affiliates, officers, directors or employees of the Company nor any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company. Except as set forth in Section 4.23 or Section 4.15(a) of the Disclosure Schedule, no Person owning ten percent (10%) or more of the Company Capital Stock nor any affiliate, officer, director or employee of the Company nor any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company.


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

4.24     BROKERS OR FINDERS

         Neither the Company nor any Controlling Stockholder or any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

4.25     DEPOSIT ACCOUNTS

         Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type account, and (d) the name of each Person authorized to draw on or have access to each account or box.

4.26     POOLING-OF-INTERESTS

         To the knowledge of the Company, the Company has not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of Parent to account for the transactions contemplated hereby as a pooling-of-interests for financial reporting and accounting purposes.

4.27     CUSTOMER RELATIONSHIPS

         There are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that to the knowledge of the Company are reasonably likely to result in the loss of any Customer of the Company or a material change in the relationship of the Company with such a Customer.

4.28     CONDUCT OF BUSINESS; USE OF NAME

         The business carried on by the Company has been conducted by the Company directly and not through any affiliate or any stockholder, officer, director or employee of the Company or through any other Person. No Person has objected to the Company's use of the name "Advanced Chemical Systems International, Inc."

4.29     RESTRICTIONS ON BUSINESS ACTIVITIES.

         There is no Contract or Order binding upon the Company or, to the knowledge of the Company, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company (either individually or in the aggregate), any acquisition of property by the Company (either individually or in the aggregate), providing of any service by the Company or the hiring of employees or the conduct of business by the Company (either individually or in the aggregate) as currently conducted or proposed to be conducted.


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

4.30     OUTSTANDING INDEBTEDNESS

         Section 4.30 of the  Disclosure  Schedule sets forth as of May 25, 1999
(a) the amount of all indebtedness for borrowed money of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

4.31     SUPPLIERS; RAW MATERIALS; CONTRACTORS

         Section 4.31 of the Disclosure Schedule sets forth for the year ended December 31, 1998 and the four months ended April 30, 1999, (i) the names and addresses of the twenty-five (25) largest suppliers, contractors and subcontractors of the Company based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company from such suppliers, contractors and subcontractors during such period and (ii) the amount for which each such supplier, contractor or subcontractor invoiced the Company during such period. The Company has not received any notice or have any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the Company at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general or customary price increases.

4.32     CUSTOMERS

         Section 4.32 of the Disclosure Schedule sets forth (a) a true, complete and correct listing of all existing customers (the "Customers") of the Company and (b) the amount for which each such Customer was invoiced during the year ended December 31, 1998 and the four months ended April 30, 1999.

4.33     YEAR 2000 COMPLIANCE

         Section 4.33 of the Disclosure Schedule contains the compliance plan of the Company (the "Year 2000 Compliance Plan") with respect to the use of Systems prior to, during and after calendar year 2000 ("Year 2000") and describes any Year 2000 compliance audit or similar audit conducted by the Company and the identity of any consultants or other Persons engaged in connection therewith. The Company has delivered true, correct and complete copies of the reports or results of any such audits to Parent. Upon implementation of the Year 2000 Compliance Plan, all hardware, software, and embedded systems used by the Company, including any hardware, software, and embedded systems used in connection with product and service development, operations and production, financial operations, office and administration operations, human resources functions, and legal and audit functions (the "Systems") will be designed to be used prior to, during and after the Year 2000 and will operate during each such time periods without error relating to date data, other than such errors which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

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

4.34     PAYABLES

         There has been no adverse change since December 31, 1998 in the amount or delinquency of accounts payable of the Company (either individually or in the aggregate) which would have a Material Adverse Effect on the Company.

4.35     INVENTORIES.

         All inventories of raw materials, supplies, work in progress and finished goods of the Company are of good, usable and merchantable quality in all material respects and do not include obsolete or discontinued items. Except as set forth in Section 4.35 of the Disclosure Schedule, (a) all such inventories are of such quality as to meet the quality control standards of the Company and any applicable governmental quality control standards, (b) all such finished goods are saleable as current inventories at the current prices of the Company in the ordinary course of business, (c) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP and (d) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

4.36     PRODUCT WARRANTIES; PRODUCT LIABILITY.

         (a) The Company has delivered to the Parent complete and correct copies of the standard terms and conditions of sale or lease for each of the products or services of the Company (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in Section 4.36 of the Disclosure Schedule, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, the Company is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

         (b) There exists, to the knowledge of the Company, no defect in the design or manufacture of any of the Company's products. There is no pending or, to the knowledge of the Company, threatened action, suit, inquiry, proceeding or investigation by or before any Person relating to any product alleged to have been manufactured, distributed or sold by the Company to others, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty ("Products Liability"). There exists no pending or, to the knowledge of the Company, threatened, Products Liability claims. To the knowledge of the Company, there is no valid basis for any such suit, inquiry, action, proceeding, investigation or claim. The Company does not have, to the knowledge of the Company, any liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by the Company. The Company is insured, and has been insured continuously for the past five years against product liabilities, in accordance with the insurance policies identified on
Section 4.16 of the Disclosure Schedule.

4.37     DISCLOSURE

         No representation or warranty of the Company in this Agreement as modified by statements in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

5.1      ORGANIZATION AND GOOD STANDING

         Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

5.2      AUTHORITY; NO CONFLICT

         (a) Parent and Merger Sub each has the right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which Parent or Merger Sub is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform their respective obligations under this Agreement and the Transaction Documents to which Parent or Merger Sub is a party. This Agreement has been duly authorized and approved, executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms. Upon the execution and delivery by Parent and Merger Sub of the Transaction Documents to which Parent or Merger Sub is a party, such Transaction Documents will constitute the legal, valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with their respective terms.

         (b) Except as set forth in Section 5.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by Parent or Merger Sub nor the consummation or performance by Parent or Merger Sub of the Merger or any of the other transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of Parent or Merger Sub, (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub, (C) any legal requirement or any Order to which Parent or Merger Sub or any of the assets or properties owned or used by them may be subject, or (D) any Governmental Permit held by Parent or Merger Sub;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third Person, under any Contract to which Parent or Merger Sub is a party or by which their respective assets or properties are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either Parent, Merger Sub or their respective assets or properties are subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by Parent or Merger Sub.

5.3      CAPITALIZATION; PARENT SHARES

         (a) The authorized capital stock of Parent consists of 2,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 50,000,000 shares of Parent Common Stock, of which as of April 30, 1999, 22,271,457 shares were issued and outstanding. All of the authorized and issued capital stock of Merger Sub is owned of record and beneficially by Parent.

         (b) The Parent Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time will be validly issued, fully paid and nonassessable.

5.4      FILINGS WITH THE COMMISSION

         (a) Parent has delivered or made available to the Company true, correct and complete copies of its Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"), its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (the "Form 10-Q") and its Proxy Statement dated April 28, 1999 (the "Proxy Statement"). The Form 10-K, Form 10-Q and Proxy Statement (collectively, the "Parent SEC Reports") have been timely filed pursuant to the Exchange Act.

         (b) The Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act, in effect on the date thereof. The Parent SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Each of the Parent financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

5.5      NO MATERIAL ADVERSE CHANGE

         Except as disclosed in writing to the Company or otherwise publicly disclosed by Parent or any of its Subsidiaries, since December 31, 1998, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole and no event has occurred or circumstances exist that could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

5.6      LEGAL PROCEEDINGS

         There is no pending Proceeding against Parent or Merger Sub that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries taken as whole. To the knowledge of Parent, no such Proceeding has been threatened.

5.7      BROKERS OR FINDERS

         Neither Parent nor Merger Sub nor any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

5.8      POOLING-OF-INTERESTS

         To its knowledge, Parent and Merger Sub have not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of Parent to account for the transactions contemplated hereby as a pooling-of-interests for financial reporting and financial reporting and accounting purposes.

5.9      DISCLOSURE

         No representation or warranty of Parent or Merger Sub in this Agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

6.       COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

6.1      AGREEMENTS WITH RESPECT TO AFFILIATES

         The Company shall deliver to Parent, and Parent shall deliver to the Company, prior to the Effective Time, letters (the "Affiliate Letters") identifying all Persons who are, at the time of the action by the Company Stockholders or immediately prior to the Effective Time, anticipated to be "Affiliates" of the Company or Parent, as the case may be, for purposes of Rule 145 under the Securities Act ("Rule 145"), or the rules and regulations of the Commission relating to pooling-of-interests accounting treatment for merger transactions (the "Pooling Rules"). The Company and Parent shall use their respective best efforts to cause each Person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent and the Company as promptly as practicable a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and the Pooling Rules, in form mutually agreeable to the Company and Parent. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Company affiliates (or to be deposited in the Escrow Fund on behalf of any such Person), and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

6.2      CERTAIN FILINGS

         Without limiting the generality of Section 6.5, the Company shall cooperate with Parent with respect to all filings with Governmental Authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement. The Company shall assist Parent and Merger Sub in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which Parent may reasonably request in connection with the consummation of the transactions contemplated hereby.

6.3      NOTIFICATION OF CERTAIN MATTERS

         The Company shall promptly notify Parent of (i) the occurrence or non-occurrence of any fact or event of which the Company has knowledge which would be reasonably likely to cause any covenant or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect and
(ii) any failure of the Company to comply with or satisfy any covenant, or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company, or the right of Parent and Merger Sub to rely thereon, or the conditions to the obligations of Parent and Merger Sub, or the remedies available hereunder to Parent or Merger Sub.

6.4      POOLING ACCOUNTING TREATMENT

         Each party  hereto  shall use its best  efforts  to cause the  business combination to be effected by the Merger to be accounted for as a pooling-of-interests. Each party hereto shall use its best efforts to cause its respective employees, officers, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling-of-interests. Neither Parent nor the Company shall take any action, including the acceleration of vesting of any options, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling-of-interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

6.5      BEST EFFORTS; FURTHER ACTION

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         (b) Notwithstanding any provision of this Agreement to the contrary, Parent shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent, any of its Subsidiaries or the Company in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transitions contemplated hereby or otherwise.

         (c) If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

7.       COVENANTS OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub, jointly and severally, hereby covenants and agrees as follows:

7.1      CERTAIN FILINGS

         Without limiting the generality of Section 6.5, Parent and Merger Sub agree to make or cause to be made all filings with Governmental Authorities that are required to be made by Parent or Merger Sub to carry out the transactions contemplated by this Agreement.

7.2      NOTIFICATION OF CERTAIN MATTERS

         Parent and Merger Sub shall promptly notify the Company of (i) the occurrence or non-occurrence of any fact or event of which Parent or Merger Sub has knowledge which would be reasonably likely to cause any covenant or agreement of Merger Sub or Parent in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of Merger Sub or Parent to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Merger Sub or Parent, or the right of the Company to rely thereon, or the conditions to the obligations of the Company, or the remedies available hereunder to the Company. Parent and Merger Sub shall give prompt notice to the Company of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

7.3      REGISTRATION RIGHTS AGREEMENT

         (a) At the Closing, Parent and (on behalf of, and as representative for, the Company Stockholders) the Securityholder Representative will enter into the Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form attached as Exhibit 7.3 hereto.

         (b) The Registration Rights Agreement is incorporated herein by reference and shall be considered part of this Agreement. By voting for or failing to dissent from the approval of this Agreement, each Company Stockholder automatically and without any further act or deed irrevocably agrees that:

                           (i) such  Company  Stockholder  accepts  and shall be
                  bound by the terms and provisions of the Registration Rights Agreement; and

                           (ii) Peter Walmsley is appointed Securityholder Representative (the "Securityholder Representative") for purposes of the Registration Rights Agreement with all rights, powers and authority provided for in the Registration Rights Agreement and that any action taken by the Securityholder Representative pursuant to the Registration Rights Agreement shall be conclusive, valid, binding and enforceable with respect to each such Company Stockholder.

7.4      EMPLOYMENT MATTERS

                   (a) For purposes of eligibility, vesting and, except with respect to any pension benefit plan, calculation of benefits (except to the extent crediting such service would result in the duplication of benefits) under each of Parent's employee benefit plans, programs and arrangements in which an employee of the Company who is employed as of the Closing Date and who becomes an employee of Parent or the Surviving Corporation immediately following the Closing ("Continuing Employee") participates, Parent shall grant, or shall cause the Surviving Corporation to grant, each such Continuing Employee with credit for all service with the Company.

                  (b) As soon as practicable following the Effective Time, each Continuing Employee shall be eligible to participate in Parent's 401(k) plan, subject to the terms of such plan.

                  (c)  Parent  shall  provide,  or  shall  cause  the  Surviving
Corporation to provide, to each Continuing Employee (and each such Continuing Employee's beneficiaries and dependents) immediate coverage under a health benefit plan maintained by the Surviving Corporation or Parent. Parent shall waive, or cause the Surviving Corporation to waive, any applicable pre-existing condition exclusion (to the extent such exclusion did not apply to a pre-existing condition under the Company's plan) under any such health benefit plan, and, for purposes of any applicable deductibles, co-payments or out-of-pocket maximums under any such health benefit plan, each Continuing Employee shall receive credit under such health benefit plan for all amounts paid by them under the Company's health benefit plan.

                  (d)  Each  Continuing   Employee  shall  enter  into  Parent's
standard agreements for employees relating to confidentiality, proprietary information, inventions and non-competition.

                  (e) It is expressly agreed that the provisions of this Section
7.4 are not intended to be for the benefit of or otherwise enforceable by any third Person, including, without limitation, any employee of the Company, or any collective bargaining unit or employee organization.

                  (f) Nothing herein shall prevent Parent, Merger Sub, the Company or the Surviving Corporation from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person. Nothing contained in this Agreement shall create or imply any obligation on the part of Parent, Merger Sub, the Company or the Surviving Corporation to provide any continuing employment right to any individual.

8.       DOCUMENTS TO BE DELIVERED BY THE COMPANY

         Simultaneously with the execution and delivery of this Agreement, the Company shall deliver, or cause to be delivered, to Parent and Merger Sub the following:

         (a) (i) the Affiliate Letter of the Company and (ii) from each Person who is identified in the Affiliate Letter of the Company as an "affiliate" of the Company, an Affiliate Agreement which is in full force and effect;

         (b) an opinion of Sheppard, Mullin, Richter & Hampton LLP, dated the Closing Date and addressed to Parent and Merger Sub, as to the matters set forth on Exhibit 8(b) hereto;

         (c) written consents of Company Stockholders owning, of record and beneficially, at least 90% of the issued and outstanding Company Capital Stock duly approving this Agreement, the Merger and the other transactions contemplated hereby in accordance with the DGCL;

         (d) the Escrow Agreement duly executed and delivered by the Escrow Agent, the Company and the Stockholder Representative;

         (e) a letter from Ernst & Young LLP, independent certified public accountants of the Company, and a letter from Ernst & Young LLP, independent certified public accountants of Parent, regarding the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with this Agreement. Such letters shall be in form and substance reasonably satisfactory to Parent;

         (f) with respect to each current Facility, a satisfactory Phase I environmental audit report and such other satisfactory environmental-based documentation and studies as Parent may have reasonably requested;

         (g) evidence of termination (or amendment with respect to clause (iv)) of the following agreements:

                  (i) the Sales Account Cooperation Agreement dated October 3, 1997 between the Company and Koch;

                  (ii) the Preferred Stockholders Agreement dated October 3, 1997 between the Company and the holders of Series C1 Preferred Stock and Series C2 Preferred Stock, subject to the occurrence of the Closing;

                  (iii) the Registration Rights Agreement dated October 3, 1997 between the Company, Koch and AMT, subject to the occurrence of the Closing; and

                  (iv) the Shareholder's Agreement dated March 27, 1998 between the Company and Steve Fine.

         (h)      conversion notices with respect to:

                  (i) conversion of shares of Series C2 Preferred Stock into shares of Company Common Stock in the AMT Conversion; and

                  (ii) conversion of shares of Series C1 Preferred Stock into shares of Company Common Stock in the Koch Conversion.

         (i) the   Employment   Agreement   executed  by  Richard   Brewer  (the
"Employment Agreement") with the Parent to be effective on the Closing Date in substantially the form attached as Exhibit 8(i) hereto;

         (j) an amendment to the Company's 401(k) Plan to restrict eligibility to participate therein, effective no later than the Closing Date, to employees of the Company, by replacing the standardized prototype form of plan with a non-standardized prototype form of plan, in form and substance reasonably satisfactory to Parent;

         (k) the Registration Rights Agreement executed by the Securityholder Representative;

         (l) a Stockholder Questionnaire in substantially the form of Exhibit 8(l) hereto duly completed by each Company Stockholder which has delivered a written consent referred to in Section 8(c);

         (m) the Noncompetition Agreement between the Parent and Richard Brewer in substantially the form of Exhibit 8(m) (the "Noncompetition Agreement") executed by Richard Brewer;

         (n) the Certificate of Merger;

         (o) resignation letters from each of the directors and officers of the Company;

         (p) good standing certificates for the Company from the State of Delaware and each other jurisdiction where the Company is authorized to do business;

         (q) a certificate of the Secretary of the Company certifying as to (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company, (iii) the resolutions of the Board of Directors of Merger Sub approving this Agreement, the Merger and the transactions contemplated hereby and (iv) the incumbency of certain officers of the Company;

         (r) evidence of the transfer of the Koch Options to Parent; and

         (s) all material consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all rights, documents, instruments or Contracts of the Company, including, without limitation, evidence that all waiting periods applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act have expired or terminated.

9.       DOCUMENTS TO BE DELIVERED BY PARENT AND MERGER SUB

         Simultaneously with the execution and delivery of this Agreement, Parent and Merger Sub shall deliver, or cause to be delivered, to the Company the following:

         (a) (i) the Affiliate Letter of the Parent and (ii) from each Person who is identified in the Affiliate Letter of the Parent as an "affiliate" of the Parent, an Affiliate Agreement which is in full force and effect;

         (b) an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to Parent and Merger Sub, as to the matters set forth on Exhibit 9(b) hereto;

         (c) the  Employment  Agreement,   the  Noncompetition   Agreement,  the
Registration Rights Agreement and the Escrow Agreement, in each case executed by the Parent;

         (d) the Certificate of Merger;

         (e) evidence that all waiting periods applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act have expired or terminated;

         (f) good standing certificates for the Parent and Merger Sub from the State of Delaware;

         (g) a certificate  of the Secretary of the Merger Sub  certifying as to
(i) the certificate of incorporation of the Merger Sub, (ii) the by-laws of the Merger Sub, (iii) the resolutions of the Board of Directors of Merger Sub approving this Agreement, the Merger and the transactions contemplated hereby and (iv) the incumbency of certain officers of the Merger Sub.

         (h) a certificate of the Secretary of the Company certifying as to (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company, (iii) the resolutions of the Board of Directors of the Company approving this Agreement, the Merger and the transactions contemplated hereby and (iv) the incumbency of certain officers of the Company.

10.      [Intentionally omitted.]

11.      INDEMNIFICATION

11.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         (a) Except as otherwise provided in this Section 11.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any affiliate of such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement.

         (b) The parties' representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Merger and the Closing and continue until 5:00 p.m., California time, on the date that is one (1) year following the Effective Time (the "Expiration Date"). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 11.2 or 11.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such time.

         (c) The Confidentiality Agreement between Parent and the Company shall survive termination of this Agreement as provided therein. Sections 11.1(a) and
(c), 11.2, 11.3, 11.5 and 12 shall survive termination of this Agreement.

11.2     OBLIGATION OF THE COMPANY TO INDEMNIFY, REIMBURSE, ETC.

         Subject  to the  provisions  of  Section  11.4,  the  Company  and  its successors and permitted assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless Parent and Merger Sub and each of their respective successors and permitted assigns and each of their respective directors, officers, employees, affiliates, and their respective successors and permitted assigns (each a "Parent Indemnitee") from and against (i) all Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company and (ii) all Environmental, Health and Safety Liabilities arising out of, or attributable or relating to, the operations of the Company prior to the Closing Date and the Facilities. For purpose of this Agreement, "Losses" shall mean any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorneys', accountants', consultants' and experts' fees and expenses), net of (x) any Tax benefits, savings or reductions and (y) any insurance proceeds, in either case which the indemnitee actually receives by virtue of such claims, losses, liabilities, damages, causes of action, costs and expenses.


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

11.3     OBLIGATION OF PARENT TO INDEMNIFY, REIMBURSE, ETC.

         Parent and Merger Sub and their respective successors and permitted assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless the Company and the Company Stockholders and each of their respective successors and permitted assigns and each of their respective directors, officers, employees, affiliates, and their respective successors and assigns (each a "Company Indemnitee") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Parent or Merger Sub; provided that the obligations of Parent and Merger Sub under this Section 11.3 (including all related costs, risks and expenses under Section 11.5) shall not exceed product of the Escrow Amount multiplied by the Average Closing Price.

11.4     ESCROW ARRANGEMENTS

         Concurrent with the Effective Time, the Escrow Amount shall be placed in the Escrow Fund, to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate the Parent Indemnitees for Losses and Environmental, Health and Safety Liabilities in accordance with Section
11.2. The Escrow Fund shall be the exclusive remedy for all indemnification claims by any Parent Indemnitee for Losses and Environmental, Health and Safety Liabilities pursuant to Section 11.2 (including all costs, risks and expenses relating to such claims incurred under Section 11.5); provided that any Parent Indemnitee shall be permitted to pursue (i) any other remedies pursuant to any claim of fraudulent, criminal or wilful misconduct; (ii) specific performance, and (iii) temporary restraining orders and temporary and permanent injunctive relief or other equitable relief. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement. The Escrow Fund shall terminate at the Expiration Date, unless an indemnification claim under Section
11.2 is then pending, in which case the Escrow Fund shall terminate upon resolution and payment in full of such claim or claims. Absent fraud of any party (for which there shall be no limitations of liability of any party), no Parent Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement in respect of Losses and/or Environmental, Health, and Safety Liabilities after the date of issuance of the first independent audit report with respect to the financial statements of Parent after the Effective Time if a claim in respect of such Losses and/or Environmental, Health, and Safety Liabilities is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards.

11.5     INDEMNIFICATION PROCEDURES

         (a) Notice. Whenever any third Person claim shall arise for which indemnification may be sought hereunder (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give notice to the party obligated to provide indemnity (the "Indemnitor") with respect to the Claim after the receipt by the Indemnitee of reliable information as to the facts constituting the basis for the Claim; but the failure to timely give


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

such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

         (b) Defense. Upon delivery of notice from the Indemnitee of a Claim, the Indemnitee shall assume the defense of such Claim by selecting counsel to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense, subject to the proviso in Section 11.3 and Section 11.4. The Indemnitor shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitee and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitor shall not be liable for any settlement effected without its prior consent, such consent not to be unreasonably withheld. If the subject of any Claim results in a judgment or settlement consistent with the terms of this Section 11.5(b), the Indemnitor shall promptly pay such judgment or settlement, subject to the proviso in Section 11.3 and Section 11.4.

12.      GENERAL PROVISIONS

12.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees, costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees, costs and expenses of agents, representatives, counsel and accountants, provided that the Company's expenses shall not exceed $150,000 in the aggregate.

12.2     CONVEYANCE TAXES

         Parent, Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company and Parent shall each be responsible for the payment of one-half of all such taxes and fees.

12.3     PUBLIC ANNOUNCEMENTS

         Unless required by Law, any public announcement or similar publicity with respect to this Agreement, the Closing, the Merger or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Parent determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by Parent in advance or required

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

by Law, the Company shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Company to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of Parent, to maintain the confidentiality of such information as provided in this Section 12.3. The Company and Parent will consult with each other concerning the means by which the Company's employees, customers and suppliers and other Persons having dealings with the Company will be informed of this Agreement, the Closing, the Merger and the other transactions contemplated hereby, and representatives of Parent may at its option be present for any such communication.

12.4     NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.4):

                  (a)         If to Parent or Merger Sub:

                              ATMI, Inc.
                              7 Commerce Drive
                              Danbury, CT  06810
                              Telecopier No.:  (203) 797-2546
                              Telephone No.:  (203) 794-1600
                              Attention:  Daniel Sharkey

                  With a copy to:

                              Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.:  (212) 715-8000
                              Telephone No.:  (212) 715-9100
                              Attention:  Mark B. Segall

                  (b)         If to the Company:

                              Advanced Chemical Systems International, Inc. 510 Alder Drive
                              Milpitas, CA 95035

                              Telecopier No.: (408) 321-9321/9360
                              Telephone No.: (408) 321-8900
                              Attention: Richard Brewer

                  With a copy to:

                              Sheppard, Mullin, Richter & Hampton LLP
                              Four Embarcadero Center, 17th Floor
                              San Francisco, CA  94111
                              Telecopier No.: (415) 434-3947
                              Telephone No.: (415) 434-9100
                              Attention: William T. Manierre

12.5     JURISDICTION; SERVICE OF PROCESS

         Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 12.4.

12.6     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.7     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements (other than the Confidentiality Agreement between Parent and the Company and each of the letters dated April 16, 1999 addressed to the Company from each of Koch, AMT and Richard Brewer relating to the acquisition of the Company by Parent), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.


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

12.8     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Parent may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Section 11 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

12.9     SEVERABILITY

         (a) If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

12.10    SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed,
(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

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

12.11    GOVERNING LAW

         This Agreement will be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

12.12    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.13    CONFLICTS WAIVER

         The Parent acknowledges that the Company has been represented by Sheppard, Mullin, Richter & Hampton LLP in connection with this transaction and in other matters. The Parent hereby waives on behalf of itself and the Company any and all conflicts of interest that may apply to any future representation by such firm of any of the current Company Stockholders in connection with disputes arising from the transactions contemplated hereby. The Parent agrees that following the Closing, it and the Company will not be deemed to hold or to have acquired the attorney-client privilege (as related to the transactions contemplated by this Agreement) held by the Company prior to Closing.

12.14    KNOWLEDGE

         For purposes of this Agreement, the term "knowledge" of the Company, Parent and Merger Sub shall mean the actual knowledge of the officers, directors and Key Employees of the Company, Parent and Merger Sub, respectively.




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

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       ATMI, INC.


                                       By: /s/ Daniel P. Sharkey
                                          -------------------------------------
                                          Name: Daniel P. Sharkey
                                          Title: Vice President,
                                                 Chief Financial Officer
                                                 and Treasurer



                                       STRIP ACQUISITION CORP.


                                       By: /s/ Daniel P. Sharkey
                                          -------------------------------------
                                           Name: Daniel P. Sharkey
                                           Title: Vice President and Secretary



                                       ADVANCED CHEMICAL SYSTEMS
                                       INTERNATIONAL, INC.


                                       By: /s/ Richard Brewer
                                          -------------------------------------
                                          Name:  Richard Brewer
                                          Title: President and Chief
                                                 Executive Officer




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